Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Dan Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gce.com

GRAND CANYON EDUCATION, INC. REPORTS

FOURTH QUARTER AND FULL YEAR 2019 RESULTS

PHOENIX, AZ., February 19, 2020—Grand Canyon Education, Inc. (NASDAQ: LOPE), (“GCE” or the “Company”), is a publicly traded education services company that currently provides services to 23 university partners.  GCE provides a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale.  GCE today announced financial results for the quarter and the year ended December 31, 2019.

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Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2019 Results

Explanatory Note

Grand Canyon Education, Inc., a Delaware corporation (“GCE” or the “Company) is a publicly traded education services company dedicated to serving colleges and universities.  GCE has developed significant technological solutions, infrastructure and operational processes to provide services to these institutions on a large scale.  GCE’s most significant university partner is Grand Canyon University (“GCU”), a comprehensive regionally accredited university that offers graduate and undergraduate degree programs, emphases and certificates across nine colleges both online and on ground at its campus in Phoenix, Arizona.  As of December 31, 2019, GCE provided education services and support to more than 103,100 students enrolled in GCU’s programs, emphases and certificates.

In January 2019, GCE began providing education services to numerous university partners across the United States through our wholly owned subsidiary, Orbis Education Services LLC (“Orbis Education”), which we acquired on January 22, 2019 for $361.2 million, net of cash acquired (the “Acquisition”).  Orbis Education works in partnership with a growing number of top universities and healthcare networks across the country to develop high-quality, career-ready graduates in four primary academic programs to meet the healthcare industry’s demands.  Therefore, the results of operations for the three-month and year end periods ended December 31, 2019 include Orbis Education’s financial results for the period from January 22, 2019 to December 31, 2019.  As a result of the Acquisition, we incurred transaction costs of $4.0 million and amortization of intangible assets acquired of $8.2 million in the year ended December 31, 2019.    As of December 31, 2019, Orbis Education provides education services to 22 university partners, in 24 locations, in 20 states throughout the country.

Prior to July 1, 2018, GCE, operated GCU. On July 1, 2018, the Company sold GCU to an independent, Arizona non-profit corporation (the “Transaction”).  Accordingly, the results of operations for the period from January 1, 2018 to June 30, 2018, included in our discussion herein of the twelve-month period ended December 31, 2018, reflect the Company’s operation of GCU.  The results of operations for the period from July 1, 2018 to December 31, 2018, included in our discussion herein of the twelve-month period ended December 31, 2018, and for the year ended December 31, 2019, do not include the operations of GCU but rather reflect the operations of the Company as an education services company.

Non-GAAP Information

The Company is providing certain non-GAAP financial measures in this report, as the Company believes that these measures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations as an education services company and measure the Company’s performance more consistently across periods.  The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company’s core business operations.  Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information and in addition to our historical presentation of Adjusted EBITDA.  The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Specifically, the Company believes the presentation of non-GAAP financial information that excludes amortization of intangible assets, loss on transaction expenses and contributions made in lieu of state income taxes to school sponsoring organizations allows investors to develop a more meaningful understanding of the Company’s performance over time in its education services company business.

In order to enhance comparability between periods, we provide, for periods prior to July 1, 2018, net revenue, total costs and expenses and operating income on both an as reported and comparable basis.  To calculate the comparable results, we have multiplied “university related revenue” by 60%.  The percentage used to make this calculation corresponds to the percentage of GCU’s tuition and fee revenue to which the Company is entitled under its services agreement with GCU.  The following table sets forth the Company’s as reported net revenue, total costs and expenses, and operating income for the respective three-month and year ended periods.  The table then adjusts these as reported balances to reflect the loss on transaction, university related expenses, amortization of intangible assets, and contributions made in lieu of state income taxes to school sponsoring organizations and then shows the Company’s as adjusted “non-GAAP” net revenue, as adjusted “non-GAAP” total costs and expenses, and as adjusted “non-GAAP” operating income on a comparable basis.  This table is intended to increase transparency and to provide comparability of our results of operations between the three-months and year ended December 31, 2019, during all of which we operated as an education services company, and the three-months ended December 31, 2018, during which we operated as an education services company and the year ended December 31, 2018, during which we owned and operated the University for the six months ended June 30, 2018 and operated as an education services company for the six months ended December 31, 2018.  These as adjusted “non-GAAP” measures in the tables below do not necessarily represent actual results had the Company operated as an education services company during the full periods presented.

	Three Months Ended		Three Months Ended				Three Months Ended
	December 31,		December 31,				December 31,
	2019	2018	2019		2018		2019	2018
	As Reported		Adjustment				As Adjusted[a]
Service revenue	$213,247	$177,548	$—		$—		$213,247	$177,548
University related revenue	—	—	—		—		—	—
Net revenue	$213,247	$177,548	$—		$—		$213,247	$177,548

Total costs and expenses	$131,275	$97,399	$(2,179)	[c]	$(365)	[c]	$129,096	$97,034
Operating income	$81,972	$80,149	$2,179	[d]	$365	[d]	$84,151	$80,514

	Year Ended		Year Ended				Year Ended
	December 31,		December 31,				December 31,
	2019	2018	2019		2018		2019	2018
	As Reported		Adjustment				As Adjusted[a]
Service revenue	$778,643	$333,002	$—		$—		$778,643	$333,002
University related revenue	—	512,499	—		(205,000)	[b]	—	307,499
Net revenue	$778,643	$845,501	$—		$(205,000)		$778,643	$640,501

Total costs and expenses	$513,512	$587,352	$(16,192)	[c]	$(195,418)	[c]	$497,320	$391,934
Operating income	$265,131	$258,149	$16,192	[d]	$(9,582)	[d]	$281,323	$248,567

[a]

As Adjusted amounts in these columns, to the extent of any adjustments, are non-GAAP measures.  We are providing these measures solely to to enhance investor understanding of the underlying trends in our education services company business and to provide for better comparability between periods in which we have operated as an education services company and historical periods when we owned and operated the University.  We have also excluded amortization of intangible assets, the loss on transaction, and contributions made in lieu of state income taxes to school sponsoring organizations.  The As Adjusted amounts, to the extent of any adjustment, should not be considered as a substitute for net revenue, total costs and expenses, or operating income derived in accordance with and reported under GAAP.

[b]	Adjustment to reduce as reported university related revenue by 40% to reflect revenue share percentage of 60% under the GCU Services Agreement.

[c]

Adjustment to reduce as reported total costs and expenses by an amount, for each period, equal to the sum of (i)  university related expenses, (ii) the loss on transaction, (iii) intangible asset amortization and (iv) contributions made in lieu of state income taxes to school sponsoring organizations.

[d]	Adjustment to increase (decrease) as reported operating income by an amount, for each period, equal to the total change from adjustments [b] and [c] for the respective period.

Non-GAAP Net Income and Non-GAAP Diluted Income Per Share

The Company believes the above table presentation will not be comparable for net income and diluted income per share for the three-month and year ended December 31, 2018, due to many changes in our business that impact income and expenses after operating income.  However, the Company believes the presentation of non-GAAP net income and non-GAAP diluted income per share information that excludes amortization of intangible assets and loss on transaction expenses allows investors to develop a more meaningful understanding of the Company’s performance over time.  Accordingly, for the three-month and year ended December 31, 2019, the table below provides reconciliations of these non-GAAP items to GAAP net income and GAAP diluted income per share, respectively:

	Three Months Ended	Year Ended
	December 31,	December 31,
	2019	2019
GAAP Net income	$76,669	$259,175
Amortization of intangible assets	2,179	8,223
Loss on transaction	—	3,966
Income tax effects of adjustments (1)	(406)	(2,239)
As Adjusted, Non-GAAP Net income	$78,442	$269,125

GAAP Diluted income per share	$1.59	$5.37
Amortization of intangible assets (2)	$0.04	$0.14
Loss on transaction (3)	$-	$0.07
As Adjusted, Non-GAAP Diluted income per share	$1.63	$5.58

(1)	The income tax effects of adjustments are based on the effective income tax rate applicable to adjusted (non-GAAP) results.
(2)	The amortization of acquired intangible assets per diluted share is net of an income tax benefit of $0.01 and $0.03 for the three months and year ended December 31, 2019, respectively.
(3)	Loss on transaction expenses per diluted share are net of an income tax benefit of $0.02 for the year ended December 31, 2019, respectively.

For the three months ended December 31, 2019:

•

Service revenue was $213.2 million for the fourth quarter of 2019 compared to $177.5 million for the fourth quarter of 2018.  The 20.1% increase year over year in comparable service fee revenue was primarily due to our Orbis Education acquisition on January 22, 2019 and the increase in GCU enrollments between years.

•

End-of-period enrollment in the programs at our university partners for which we provide services increased 9.7% between December 31, 2019 and December 31, 2018 to 106,861 from 97,369.   This increase is due to both partner enrollments in programs serviced by Orbis Education at December  31, 2019 of 3,750 and to an increase in enrollments at GCU to 103,111, an increase of 5.9%.  Partner enrollments in programs serviced by Orbis Education were 3,017 at December 31, 2018.

•

Operating income for the three months ended December 31, 2019 was $82.0 million, an increase of $1.9 million as compared to $80.1 million for the same period in 2018.  The operating margin for the three months ended December 31, 2019 was 38.4%, compared to 45.1% for the same period in 2018.  As adjusted operating income and as adjusted operating margin for the three months ended December 31, 2019, were $84.2 million and 39.5%, respectively.  As adjusted operating income and as adjusted operating margin for the three months ended December 31, 2018, were $80.5 million and 45.3%, respectively.

•

The tax rate in the three months ended December 31, 2019 was 18.6% compared to 19.5% in the same period in 2018.  The slight decrease in the effective tax rate resulted from a favorable law change with respect to Arizona state taxes, partially offset by a decrease in excess tax benefits from $2.6 million in the three months ended December 31, 2018 to $0.1 million in the three months ended December 31, 2019.

•

Net income increased 1.5% to $76.7 million for the fourth quarter of 2019, compared to $75.5 million for the same period in 2018.  As adjusted net income was $78.4 million for the fourth quarter of 2019.

•	Diluted net income per share was $1.59 and $1.56 for the fourth quarter of 2019 and 2018, respectively. As adjusted diluted net income per share was $1.63 for the fourth quarter of 2019.

•	Adjusted EBITDA increased 6.0% to $92.0 million for the fourth quarter of 2019, compared to $86.8 million for the same period in 2018.

For the year ended December  31, 2019:

•

Net revenue for the year ended December 31, 2019 decreased from $845.5 million for the year ended December 31, 2018 to $778.6 million for the year ended December 31, 2019.  Service revenue was $333.0 million and University related revenue was  $512.5 million for the year ended December  31, 2018.  As an education services company to GCU, the Company receives, as service revenue, 60% of GCU’s tuition and fee revenue and no longer has University related revenue, thus resulting in the decrease from the prior period.  On a comparable basis, as adjusted net revenue for the year ended December 31, 2018 was $640.5 million.  The 21.6% increase year over year in comparable service fee revenue was primarily due to our Orbis Education acquisition on January 22, 2019 and the increase in GCU enrollments between years.

•

Operating income for the year ended December 31, 2019 was $265.1 million, an increase of $7.0 million as compared to $258.1 million for the same period in 2018.  The operating margin for the year ended December 31, 2019 was 34.1%, compared to 30.5% for the same period in 2018.  As adjusted operating income and as adjusted operating margin for the year ended December 31, 2019, were $281.3 million and 36.1%, respectively.  As adjusted operating income and as adjusted operating margin for the year ended December 31, 2018, were $248.6 million and 38.8%, respectively.

•

The tax rate in the year ended December 31, 2019 was 18.4% compared to 20.2% in the same period in 2018.  The decrease in the effective tax rate resulted from an agreement with the Arizona Department of Revenue regarding previously filed refund claims related to income tax obligations for prior calendar years, which resulted in a favorable tax impact of $5.9 million recorded as a discrete tax item in the first quarter of 2019.  In addition, the effective tax rate was favorably impacted by a recent law change with respect to Arizona state taxes,  and an increase in the contributions in lieu of state income taxes to school sponsoring organizations from $3.7 million in the year ended December 31, 2018 to $4.0 million for the same period in 2019.  These increases were offset by a decrease in excess tax benefits to $7.2 million from $10.5 million in the years ended December  31, 2019 and 2018, respectively.

•

Net income increased 13.2% to $259.2 million for the year ended December 31, 2019, compared to $229.0 million for the same period in 2018.  As adjusted net income was $269.1 million for the year ended December 31, 2019.

•	Diluted net income per share was $5.37 and $4.73 for the year ended December 31, 2019 and 2018, respectively. As adjusted diluted net income per share was $5.58 for the year ended December 31, 2019.

•	Adjusted EBITDA increased 13.6% to $311.3 million for the year ended December 31, 2019, compared to $274.1 million for the same period in 2018.

Balance Sheet and Cash Flow

During 2019, we financed our Acquisition of Orbis Education for $361.2 million, net of cash acquired, from an increase in our credit facility of $190.1 million and the use of $171.1 million of operating cash on hand.  Our unrestricted cash and cash equivalents and investments were $143.9 million at December 31, 2019.  As of December 31, 2019, we had $300,000 of restricted cash and cash equivalents, for pledged collateral for a site lease.

Concurrent with the closing of the Acquisition, we entered into an amended and restated credit agreement dated January 22, 2019 and two related amendments dated January 31, 2019 and February 1, 2019, respectively, that together provided a credit facility of $325.0 million comprised of a term loan facility of $243.8 million and a revolving credit facility of $81.3 million, both with a five-year maturity date.  The term facility is subject to quarterly amortization of principal, commencing with the fiscal quarter ended June 30, 2019, in equal installments of 5% of the principal amount of the term facility per quarter.  Both the term loan and revolver have monthly interest payments currently at 30-Day LIBOR plus an applicable margin of 2%.  The proceeds of the term loan, together with $6.3 million drawn under the revolver and cash on hand, were used to pay the purchase price in the Acquisition. Concurrent with the entry into the amended and restated credit agreement and the completion of the Acquisition, we repaid our existing term loan of $59.9 million and our cash collateral of $61.7 million was released.

The Company entered into a further amendment to the credit facility on October 31, 2019.  This amendment increased the revolving commitment by $68.8 million to $150.0 million, while reducing the term loan by the same $68.8 million to $150.6 million.  The Company elected to repay the $68.8 million revolver balance on November 1, 2019.

On July 1, 2018, in consideration for the transfer of assets under the Asset Purchase Agreement, we received a secured note from GCU in the initial principal amount of $870.1 million (the “Secured Note”). The Secured Note contains customary commercial credit terms, including affirmative and negative covenants applicable to GCU, and provides that the Secured Note bears interest at an annual rate of 6.0%, has a maturity date of June 30, 2025, and is secured by all of the assets of GCU. The Secured Note provides for GCU to make interest only payments during the term, with all principal and accrued and unpaid interest due at maturity and also provides that we may loan additional amounts to GCU to fund approved capital expenditures during the first three years of the term. Funding provided to GCU for capital expenditures since July 1, 2018, net of repayments of $100.0 million, totals $99.8 million as of December 31, 2019.

GCE announced today that the Company’s Board of Directors has increased the authorization under its existing stock repurchase program by $75.0 million to a total of $250.0 million.  The Company had less than $43.6 million left under its $175.0 million authorization.  The new authorization allows the Company to repurchase from time to time at management’s discretion up to an additional $75.0 million of the Company’s common stock during the period ending December 31, 2020, unless such period is extended or shortened by the Board of Directors.  As of February 14, 2020, the Company had 48,165,704 million shares of common stock outstanding.  The plan permits the Company to make purchases in the open market at prevailing market prices or in privately negotiated transactions in compliance with applicable securities laws and other legal requirements.  The level of purchase activity is subject to market conditions and other investment opportunities.  The plan does not obligate GCE to acquire any particular amount of common stock and may be suspended or discontinued at any time.  The repurchase program may be funded using the Company’s available cash and revolving credit facility.  As of December 31, 2019, the Company had unrestricted cash and cash equivalents and investments of $143.9 million and a revolving credit facility of $150.0 million.

Net cash provided by operating activities for the years ended December 31, 2019 and 2018 was $306.3 million and $199.1 million, respectively. Cash provided by operations in 2019 and 2018 resulted from our net income adjusted for non-cash charges for share-based compensation, depreciation and amortization, timing of income tax and employee related payments and changes in other working capital.  The significant increase in net cash from operating activities between 2018 and 2019 is primarily due to higher net income and changes in working capital balances.

Net cash used in investing activities was $405.9 million and $238.2 million for the years ended December 31, 2019 and 2018, respectively. Our cash used in investing activities in 2019 was primarily related to the Acquisition, the funding of capital expenditures to GCU, and the liquidation of short-term investments and capital expenditures. We paid $361.2 million, net of cash acquired, to acquire Orbis Education on January 22, 2019. Funding to GCU for capital expenditures during the year ended December 31, 2019 totaled $69.8 million, net of repayments made by GCU of $100.0 million in 2019. Proceeds from investments, net of purchases of short-term investments, was $47.8 million and $18.2 million for the years ended December 31, 2019 and 2018, respectively. Cash used in investing activities for the year ended December 31, 2018 was primarily related to the GCU Transaction, which result in $131.6 million of cash being transferred to GCU at its close on July 1, 2018.  Capital expenditures were $22.4 million and $94.5 million for the years ended December 31, 2019 and 2018, respectively. During the year ended December 31, 2019, capital expenditures primarily consisted of leasehold improvements and equipment for new university partner locations, internally developed software, as well as purchases of computer equipment, other internal use software projects and furniture and equipment to support our increasing employee headcount.  During the year ended December 31, 2018, capital expenditures primarily consisted of the University’s ground campus construction projects incurred prior to June 30, 2018 as well as purchases of computer equipment, other internal use software projects and furniture and equipment to support our increasing employee headcount.

Net cash provided by financing activities was $40.1 million for the year ended December 31, 2019.  Net cash used in financing activities was $26.8 million for the year ended December 31, 2018. During 2019, $243.8 million of proceeds was drawn on the term loan, and $26.3 million was drawn and repaid on the revolver in 2019, and the term loan balance of the prior credit agreement of $59.9 million was repaid along with the repayment of $101.3 million of principal and revolver payments on the new credit facility.  In addition, $2.4 million of debt issuance costs were incurred on the new credit facility and $8.1 million was used to purchase common shares withheld in lieu of income taxes resulting from the vesting of restricted share awards and $35.8 million was used to purchase treasury stock in accordance with the Company’s share repurchase program.  Proceeds from the exercise of stock options of $3.8 million were received for the year ended December 31, 2019. During 2018, $15.2 million was used to purchase common shares withheld in lieu of income taxes resulting from the vesting of restricted share awards and $9.6 million was used to purchase treasury stock in accordance with the Company’s share repurchase program.  Principal payments on notes payable totaled $6.7 million, partially offset by proceeds from the exercise of stock options of $4.6 million.

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Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2019 Results

2020 Outlook

Q1 2020:	Net revenue of $222.5 million; As Adjusted Operating Margin 37.0%; As Adjusted Diluted EPS of $1.53 using 48.0 million diluted shares
Q2 2020:	Net revenue of $188.5 million; As Adjusted Operating Margin 27.3%; As Adjusted Diluted EPS of $1.03 using 47.9 million diluted shares
Q3 2020:	Net revenue of $210.0 million; As Adjusted Operating Margin 33.3%; As Adjusted Diluted EPS of $1.33 using 48.0 million diluted shares
Q4 2020:	Net revenue of $235.0 million; As Adjusted Operating Margin 39.1%; As Adjusted Diluted EPS of $1.69 using 48.1 million diluted shares
Full Year 2020:	Net revenue of $856.0 million; As Adjusted Operating Margin 34.5%; As Adjusted Diluted EPS of $5.58 using 48.0 million diluted shares

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources.  These forward-looking statements include, without limitation, statements regarding: the Transaction; proposed new programs; statements as to whether regulatory developments or other matters may or may not have a material adverse effect on our financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of any of our key university partner agreements; our ability to properly manage risks and challenges associated with strategic initiatives, including potential acquisitions or divestitures of, or investments in, new businesses, acquisitions of new properties and new university partners, and expansion of services provided to our existing university partners; our failure to comply with the extensive regulatory framework applicable to us either directly as a third party education services provider or indirectly through our university partners, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; competition from other education services companies in our geographic region and market sector, including competition for students, qualified executives and other personnel; the pace of growth of our university partners’ enrollment and its effect on the pace of our own growth; our ability to, on behalf of our university partners, convert prospective students to enrolled students and to retain active students to graduation; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis for our university partners; and other factors discussed in reports on file with the Securities and Exchange Commission, including as set forth in Part I, Item 1A of our Annual Report on Form 10-K for period ended December 31, 2019.

Forward-looking statements speak only as of the date the statements are made.  You should not put undue reliance on any forward-looking statements.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2019 Results

Conference Call

Grand Canyon Education, Inc. will discuss its fourth quarter and full year 2019 results and 2020 outlook during a conference call scheduled for today, February 19, 2020 at 4:30 p.m. Eastern time (ET).  To participate in the live call, investors should dial 877-577-1769 (domestic and Canada) or 706-679-7806 (international), passcode 8045274 at 4:25 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. Web site at www.gce.com.

A replay of the call will be available approximately two hours following the conclusion of the call, at 855-859-2056 (domestic) or 404-537-3406 (international), passcode 8045274.   It will also be archived at www.gce.com in the investor relations section for 60 days.

About Grand Canyon Education, Inc.

Grand Canyon Education (GCE), incorporated in 2008, is a publicly traded education services company that currently provides services to 23 university partners.  GCE is uniquely positioned in the education services industry in that its leadership has 30 years of proven expertise in providing a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale.  GCE provides services that support students, faculty and staff of partner institutions such as marketing, strategic enrollment management, counseling services, financial services, technology, technical support, compliance, human resources, classroom operations, content development, faculty recruitment and training, among others.  For more information about Grand Canyon Education, Inc. visit the Company's website at www.gce.com.

Grand Canyon Education, Inc., 2600 W. Camelback Road, Phoenix, AZ 85017, www.gce.com.

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Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2019 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
(In thousands, except per share data)
Service revenue	$213,247	$177,548	$778,643	$333,002
University related revenue	—	—	—	512,499
Net revenue	213,247	177,548	778,643	845,501
Costs and expenses:
Technology and academic services	25,128	11,098	90,512	43,574
Counseling services and support	59,957	51,989	223,598	204,690
Marketing and communication	33,863	27,252	142,896	117,420
General and administrative	10,148	6,695	44,317	29,968
Amortization of intangible assets	2,179	—	8,223	—
University related expenses	—	(405)	—	173,330
Loss on transaction	—	770	3,966	18,370
Total costs and expenses	131,275	97,399	513,512	587,352
Operating income	81,972	80,149	265,131	258,149
Interest income on Secured Note	14,872	13,699	59,297	26,947
Interest expense	(2,943)	(575)	(11,311)	(1,536)
Investment interest and other	343	521	4,385	3,440
Income before income taxes	94,244	93,794	317,502	287,000
Income tax expense	17,575	18,263	58,327	57,989
Net income	$76,669	$75,531	$259,175	$229,011
Earnings per share:
Basic income per share	$1.61	$1.58	$5.42	$4.81
Diluted income per share	$1.59	$1.56	$5.37	$4.73
Basic weighted average shares outstanding	47,758	47,708	47,814	47,608
Diluted weighted average shares outstanding	48,112	48,422	48,266	48,414

Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2019 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA  (Non-GAAP Financial Measure)

Adjusted EBITDA is defined as net income plus interest expense, less interest income and other gain (loss) recognized on investments, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i)  contributions to private Arizona school tuition organizations in lieu of the payment of state income taxes; (ii) loss on transaction; (iii) university related expenses; (iv) share-based compensation, (v) the revenue share rate on the master services agreement, and (vi) unusual charges or gains, such as litigation and regulatory reserves, impairment charges and asset write-offs, and exit or lease termination costs.  We have reclassified depreciation and amortization related to university assets and share-based compensation for former GCE employees who are employed by the university to University related expenses to provide comparability between periods. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance.  We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA, and our loan agreement requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA.  All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance.  Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period and does not consider the items for which we make adjustments (as listed above) to be reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance.  We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring.  Adjusted EBITDA has limitations as an analytical tool in that, among other things it does not reflect:

•	cash expenditures for capital expenditures or contractual commitments;

•	changes in, or cash requirements for, our working capital requirements;

•	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

•	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure.  Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity.  We compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA as a supplemental performance measure.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited, in thousands)
Net income	$76,669	$75,531	$259,175	$229,011
Plus: interest expense	2,943	575	11,311	1,536
Less: interest income on Secured Note	(14,872)	(13,699)	(59,297)	(26,947)
Less: investment interest and other	(343)	(521)	(4,385)	(3,440)
Plus: income tax expense	17,575	18,263	58,327	57,989
Plus: amortization of intangible assets	2,179	—	8,223	—
Plus: depreciation and amortization	4,876	3,890	18,696	15,571
EBITDA, excluding depreciation and amortization included in university related expenses	89,027	84,039	292,050	273,720
Plus: contributions in lieu of state income taxes	—	—	4,003	3,718
Plus: loss on transaction	—	770	3,966	18,370
Plus: university related expenses	—	(405)	—	173,330
Less: 40% of university related revenue	—	—	—	(205,000)
Plus: estimated litigation reserves	429	—	1,023	—
Plus: share-based compensation	2,560	2,444	10,300	9,914
Adjusted EBITDA	$92,016	$86,848	$311,342	$274,052

Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2019 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

	As of December 31,
(In thousands, except par value)	2019	2018

ASSETS:
Current assets
Cash and cash equivalents	$122,272	$120,346
Restricted cash and cash equivalents	300	61,667
Investments	21,601	69,002
Accounts receivable, net	48,939	46,830
Interest receivable on Secured Note	5,011	4,650
Income tax receivable	2,186	8
Other current assets	8,035	6,963
Total current assets	208,344	309,466
Property and equipment, net	119,734	111,039
Right-of-use assets	27,770	—
Secured Note receivable	969,912	900,093
Amortizable intangible assets, net	202,057	—
Goodwill	160,766	2,941
Other assets	1,706	478
Total assets	$1,690,289	$1,324,017
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$14,835	$14,274
Accrued compensation and benefits	20,800	15,427
Accrued liabilities	16,771	8,907
Income taxes payable	6,576	5,442
Deferred revenue	20	—
Current portion of lease liability	3,084	—
Current portion of notes payable	33,144	36,468
Total current liabilities	95,230	80,518
Deferred income taxes, noncurrent	18,320	6,465
Other long term liability	13	—
Lease liability, less current portion	25,519	—
Notes payable, less current portion	107,774	23,437
Total liabilities	246,856	110,420
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at December 31, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 53,054 and 52,690 shares issued and 48,105 and 48,201 shares outstanding at December 31, 2019 and December 31, 2018, respectively	531	527
Treasury stock, at cost, 4,949 and 4,489 shares of common stock at December 31, 2019 and December 31, 2018, respectively	(169,365)	(125,452)
Additional paid-in capital	270,923	256,806
Accumulated other comprehensive loss	—	(453)
Retained earnings	1,341,344	1,082,169
Total stockholders’ equity	1,443,433	1,213,597
Total liabilities and stockholders’ equity	$1,690,289	$1,324,017

Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2019 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended
	December 31,
(In thousands)	2019	2018

Cash flows provided by operating activities:
Net income	$259,175	$229,011
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	10,300	19,508
Provision for bad debts	—	8,669
Depreciation and amortization	18,696	35,673
Amortization of intangible assets	8,223	—
Deferred income taxes	1,670	(11,507)
Loss on transaction, net of costs and asset impairment	3,966	12,605
Other, including fixed asset impairments	(335)	2,101
Changes in assets and liabilities:
Accounts receivable and interest receivable from university partners	766	(51,480)
Accounts receivable	—	(7,784)
Prepaid expenses and other	2,136	1,553
Right-of-use assets and lease liabilities	833	—
Accounts payable	(3,095)	(14,306)
Accrued liabilities	5,078	(15,700)
Income taxes receivable/payable	(1,044)	(8,662)
Deferred rent	—	(189)
Deferred revenue	(25)	6,881
Student deposits	—	(7,288)
Net cash provided by operating activities	306,344	199,085
Cash flows used in investing activities:
Capital expenditures	(22,391)	(94,527)
Purchases of land and building improvements related to off-site development	—	(330)
Additions of amortizable content	(260)	—
Acquisition, net of cash acquired	(361,184)	—
Disposition	—	(131,550)
Funding to GCU at closing in excess of required capital	—	(7,377)
Repayment of excess funds by GCU	—	7,377
Funding to GCU for capital expenditures	(169,819)	(29,996)
Repayment by GCU for capital expenditures	100,000	—
Purchases of investments	(9,384)	(46,948)
Proceeds from sale or maturity of investments	57,163	65,116
Net cash used in investing activities	(405,875)	(238,235)
Cash flows provided by (used in) financing activities:
Principal payments on notes payable	(92,433)	(6,719)
Debt issuance costs	(2,385)	—
Proceeds from notes payable	243,750	—
Net borrowings from revolving line of credit	(68,750)	—
Repurchase of common shares including shares withheld in lieu of income taxes	(43,913)	(24,758)
Net proceeds from exercise of stock options	3,821	4,632
Net cash provided by (used in) financing activities	40,090	(26,845)
Net decrease in cash and cash equivalents and restricted cash	(59,441)	(65,995)
Cash and cash equivalents and restricted cash, beginning of period	182,013	248,008
Cash and cash equivalents and restricted cash, end of period	$122,572	$182,013

Supplemental disclosure of cash flow information
Cash paid for interest	$11,516	$1,511
Cash paid for income taxes	$59,903	$78,195
Supplemental disclosure of non-cash investing and financing activities
Sale transaction to GCU through Secured Note financing	$—	$870,097
Purchases of property and equipment included in accounts payable	$469	$1,121
Reclassification of capitalized costs – adoption of ASC 606	$—	$9,015
Reclassification of deferred revenue – adoption of ASC 606	$—	$7,451
Lease adoption - gross up of right-of-use assets and lease liabilities	$498	$—
ROU Asset and Liability gross up	$14,203	$—
Reclassification of interest rate corridor due to expiration	$1,100	$—
Reclassification of tax effect within accumulated other comprehensive income	$—	$156